Exhibit 3(ii)
AMENDED AND RESTATED BYLAWS
OF
RENASANT CORPORATION
effective as of April 28, 2026
ARTICLE I
OFFICES
Section 1. The principal office of the corporation shall be located at 209 Troy Street, City of Tupelo, County of Lee, State of Mississippi.
Section 2. The Board of Directors shall have the power and authority to establish and maintain branch offices at the locations as the business of the corporation may require.
ARTICLE II
STOCKHOLDERS
Section 1. The annual meeting of the stockholders of the corporation shall be held on the fourth Tuesday of April in each year, or such other date as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.
Section 2. Special meetings of the stockholders, for any purpose, may be called by written request of persons owning at least fifty percent of the outstanding capital stock of the corporation, or by authority of the board of directors in regular session or by a request in writing of a majority of the board of directors. All such communications must be addressed to the president of the corporation.
Section 3. Meetings of the stockholders of the corporation shall be held at the principal office of the corporation in Tupelo, Mississippi, or at such other place in the area served by the corporation as may be fixed by the board of directors.
Section 4. At least ten days written notice shall be given of any annual or special meeting of stockholders, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Such notice shall be issued by the president or secretary of the corporation, which notice shall state the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called.
Section 5. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the event of no quorum at the annual meeting, the chair of the meeting, in his or her discretion, the board of directors or the holders of a majority of the stock present and represented at the meeting shall have power to adjourn the meeting from day to day without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.
Section 6. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his or her authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting and shall not be valid after the date of the meeting at which it was filed.

Section 7. No stockholder will be allowed to vote at any meeting, either in person or by proxy, unless he or she is a stockholder of record. Every share of stock is entitled to one vote which may be voted as provided by the laws of the State of Mississippi. At any meeting of stockholders at which a quorum is present, (i) directors shall be elected by a plurality of the votes cast, subject to Section 10 of Article III of these bylaws, and (ii) action on a matter to be considered at such meeting other than the election of directors is approved by the stockholders if the votes cast favoring the action exceed the votes cast opposing the action, unless the proposed action is one with respect to which the corporation’s Articles of Incorporation, these bylaws, the rules of any stock exchange applicable to the corporation, or applicable law or regulation requires a different vote to approve the action, in which case the vote on such proposed action shall be governed by such express provision.
Section 8. The chairman of the board of directors shall act as chairman, and the secretary of the corporation shall act as secretary of all meetings of the stockholders of the corporation. The chair of the meeting, in his or her discretion, or the board of directors may adjourn an annual or special meeting of the stockholders, regardless of whether a quorum is present.
ARTICLE III
BOARD OF DIRECTORS
Section 1. The business and affairs of the corporation shall be managed and controlled by its board of directors.
Section 2. The board of directors of the corporation shall consist of not less than seven (7) nor more than twenty (20) stockholders, the number of each ensuing year to be determined by a majority of the entire board of directors of the corporation prior to the regular annual meeting. Each director shall own in his or her own right unencumbered stock in the corporation in the amount of at least Two Hundred Dollars ($200.00) par value. Each director shall satisfy such other qualifications as may be prescribed for directors under the laws of the State of Mississippi and applicable banking laws.
Section 3. From and after the date of these bylaws, subject to Section 10 hereof, the term of the office of the directors elected at the regular annual meeting of the stockholders shall be one year, and/or until their successors shall have been elected and qualified, as provided in the corporation’s Articles of Incorporation, as amended.
Section 4. If during the year a vacancy should occur in the offices of the directors, the remaining board of directors shall have the right, by majority vote, to fill such vacancies as exist by electing to said vacancies individuals satisfying the qualifications for directors set forth in Section 2 of Article III hereof, who shall serve as directors until the next annual meeting of stockholders and/or until their successors shall have been elected and qualified, as provided in the corporation’s Articles of Incorporation.
Section 5. The board of directors shall hold regular meetings on such dates and at such times as determined by a majority of the board of directors without the necessity of further notice to the directors. All meetings of the board of directors shall be held in the board of directors room at the principal office of the corporation in Tupelo, Mississippi, unless a different place is fixed by the board of directors.
Immediately following the annual stockholders’ meeting, on the same date and at the same place, all of the members of the board of directors, including those who shall have been elected at said meeting, shall meet and elect from among themselves a chairman, a vice chairman and a secretary, and the members of the board of directors who meet the New York Stock Exchange’s independence requirements for directors shall meet and elect from among such independent directors a lead director (the “lead director”) with the powers and duties set forth in Section 8 of this Article III, provided that if the chairman of the board of directors is not an officer or employee of the corporation and also meets the New York Stock Exchange’s independence requirements for directors, no lead director shall be elected and the chairman of the board, so long as he or she meets the New York Stock Exchange’s independence requirements for directors, shall assume all of the powers and responsibilities of the lead director set forth in Section 8 below. The chairman, the vice chairman, the secretary and the lead director shall serve at the pleasure of the board of directors, and until their successors have been elected and qualified.
Section 6. Special meetings of the board of directors shall be held whenever called by the chairman or upon written request of a majority of the members of the board of directors.
Section 7. A majority of the members of the board of directors shall constitute a quorum of any meeting of said board of directors. Whenever there shall not be a quorum at a regular or special meeting, the members present may adjourn the meeting from time to time until a quorum shall be obtained, and any meeting may be adjourned from time to time by vote of a majority of the members present. To the full extent permitted by law, any director may participate in any regular or special meeting of the board of directors by means of a conference telephone or similar remote communications equipment by means of which all persons participating in the meeting are able to hear each other, and participation in a meeting pursuant to this Section 7 of Article III hereof shall constitute presence in person at such meeting.
Section 8. The lead director shall generally familiarize himself or herself with the corporation, its business and the competitive factors within its industry, as well as with the elements of effective corporate governance. The lead director shall have the following specific powers and responsibilities: the lead director shall (i) in consultation with the chairman, approve the schedule of meetings of the board of directors and approve the agenda and the materials to be provided to each director prior to such meetings of the board of directors; (ii) set the schedule for and the agenda of all executive sessions of the “independent directors” of the board of directors (as determined under the New York Stock Exchange’s independence requirements for directors), approve and distribute the materials, if any, to be provided to each independent director prior to such executive sessions, and act as the chair of all such executive sessions; (iii) act as a liaison between the chairman and the other members of the board of directors as well as between management of the corporation and the other members of the board of directors; (iv) in coordination with the members of the corporation’s compensation committee, undertake a performance evaluation of the chief executive officer of the corporation; (v) in coordination with the members of the corporation’s nominating and corporate governance committee, assess annually the overall committee structure of the board of directors and the organization and performance of each committee; and (vi) oversee the board of director’s stockholder communication policies and procedures, including, under appropriate circumstances, meeting with stockholders wishing to communicate with the board of directors other than through the chairman. The lead director shall have such other powers and responsibilities as determined from time to time by the board of directors.
Section 9. Notice of Stockholder Business and Nominations.
(a) Annual Meetings of Stockholders.
(i) Nominations of persons for election to the board of directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the corporation’s notice of meeting delivered pursuant to Section 4 of Article II of these bylaws, (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who (x) was a stockholder of record at the time of giving of notice provided for in this Section 9(a) and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in clauses (ii), (iii), and (iv) of this Section 9(a) as to such business or nomination. As described in these bylaws, clause (C) and the procedures set forth in Section 9(a)(ii), (iii) and (iv) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.
(ii) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 9(a), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and, in the case of business other than director nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if such public announcement of the date of such annual meeting is less than 100 days prior to such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment, rescheduling, postponement or other delay of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 9(a)(ii) or Section 9(b), the “Stockholder Notice”) must: (A) set forth, as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made and any of their respective affiliates, associates, or others acting in concert with them (referred to in this Section 9 as “Group Members”) (i) the name and address of such stockholder, as they appear on the corporation’s books, such beneficial owner and each of their respective Group Members, (ii) (a) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and any of their respective Group Members, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder, such beneficial owner or any of their respective Group Members, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (d) any short interest in any security of the corporation (for purposes of this bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the corporation owned by such stockholder, such beneficial owner or any of their respective Group Members that are separated or separable from the underlying shares of the corporation, (f) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or any of their Group Members is a general partner or, directly or indirectly, beneficially owns an interest in a general partnership, and (g) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective Group Members is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family sharing the same household (which information shall be supplemented by such person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) a representation and undertaking that the stockholder intends to appear in person or by proxy at the annual meeting to bring such nomination or other business before the annual meeting, (iv) a representation that the stockholder, beneficial owner, or any of their respective Group Members intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee (which representation and undertaking must include a statement as to whether the stockholder, such beneficial owner, and their respective Group Members intend to solicit the holders of shares representing at least 67% of the voting power of the corporation’s stock); or otherwise solicit proxies from stockholders in support of such proposal or nomination, and (v) any other information relating to such stockholder, such beneficial owner, or their respective Group Members, or director nominee or proposed business, that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) if the Stockholder Notice relates to any business other than a nomination of a director(s), set forth (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner or any of their respective Group Members in such business and (iii) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and their respective Group Members and any other person(s) (including their names) in connection with the proposal of such business; (C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, such beneficial owner and their respective Group Members, on the one hand, and each proposed nominee and his or her respective affiliates, associates, or others acting in concert with them, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate, associate, or others acting in concert with them, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (D) with respect to each nominee for election or reelection to the board of directors, include (i) such person’s written consent (a) to being named as a nominee of such stockholder, (b) to being named in the corporation’s form of proxy pursuant to Rule 14a-19 under the Exchange Act, and (c) to serving as a director of the corporation if elected, and (ii) a completed and signed questionnaire, representation and agreement as required by Section 9(d) below. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting.
The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(iii) In addition to the foregoing requirements in Section 9(a)(ii), to be timely, the Stockholder Notice, along with any additional information submitted to the corporation in connection therewith, must be further updated and supplemented (A) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the annual meeting and as of the date that is ten days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof; and (B) to provide any additional information that the corporation may reasonably request. Any such update and supplement or additional information must be received by the Secretary at the principal executive offices of the corporation (i) in the case of a request for additional information, promptly following a request therefor, which response must be received by the Secretary not later than such reasonable time as is specified in any such request from the corporation; or (ii) in the case of any other update or supplement of any information, not later than seven days after the record date(s) for the annual meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than ten days prior to the date for the annual meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of ten days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof).
(iv) Notwithstanding anything to the contrary in these bylaws, unless otherwise required by law, if a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such stockholder shall deliver to the corporation, not later than seven days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19 promulgated under the Exchange Act. The failure to timely provide such update, supplement, evidence, or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting, shall not be included on the corporation’s proxy card (if not already delivered to the corporation’s stockholders), and any votes or proxies in respect of such nomination shall be treated as abstentions, and such proxies shall be counted for the purposes of determining a quorum. For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the corporation’s rights with respect to any deficiencies in any Stockholder Notice, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 4 of Article II of these bylaws. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the board of directors or (C) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) was a stockholder of record at the time of giving of notice provided in this bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this bylaw as to such nomination (with references in Sections 9(a)(ii)-(iv) to “annual meeting” deemed to mean “special meeting” for the purposes hereof). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as applicable) for election to such position(s) as are specified in the corporation’s Notice of Meeting, if the Stockholder Notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 9(d) below) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall any adjournment, rescheduling, postponement or other delay of a special meeting or any announcement thereof commence a new time period (or extend any time period) for giving of the Stockholder Notice as described above.
(c) General.
(i) No person shall be eligible to be nominated by a stockholder for election as a director of the corporation, or to be seated as a director of the corporation, unless nominated and elected in accordance with the procedures set forth in this Section 9. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 9. Except as otherwise provided by law, the Articles of Incorporation or these bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as applicable, in accordance with the procedures set forth in this Section 9, and, if any proposed nomination or business is not in compliance with this Section 9, to declare that the defective nomination shall be disregarded or such business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business that may have been received by the corporation shall be treated by the corporation as abstentions and counted for purposes of determining a quorum.
(ii) Notwithstanding anything to the contrary in this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination shall be disregarded or such business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business that may have been received by the corporation are treated by the corporation as abstentions and counted for purposes of determining a quorum. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.
(iii) Without limiting this Section 9, a stockholder shall also comply with all applicable banking laws and all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 14a-19, with respect to the matters set forth in this bylaw, it being understood that (A) any references in these bylaws to the Exchange Act are not intended to, and shall not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9; and (B) any compliance with clause (C) of Section 9(a)(i) and the procedures in Section 9(a)(ii), (iii) and (iv) in connection with an annual meeting and with Section 9(b) in connection with a special meeting are the exclusive means for a stockholder to make nominations or submit other business (other than as provided by Section 9(c)(iv)).

(iv) Nothing in this Section 9 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these bylaws.
(v) For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by a national wire service or in a document filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and rules and regulations promulgated thereunder.
(d) Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this bylaw) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
Section 10. Resignation Policy.
(a) In an uncontested election of directors, any nominee for director who receives a greater number of “withhold” votes from his or her election than votes “for” his or her election shall tender his or her resignation as a director to the board of directors promptly after the secretary of the corporation certifies the stockholder vote (a director’s tender of his or her resignation to the board shall be promptly disclosed in a Current Report on Form 8-K furnished to the Securities and Exchange Commission). Such resignation shall be effective only upon acceptance by the board of directors. For purposes of this Section 10, an “uncontested election” is one in which the number of nominees for election as directors does not exceed the number of directors to be elected. A plurality vote standard shall be retained for a contested election (that is, an election in which the number of nominees for election as directors exceeds the number of directors to be elected).
(b) The nominating and corporate governance committee of the board of directors (the “Committee”) shall promptly consider any resignation tendered pursuant to this Section 10 and recommend to the full board of directors whether to accept or reject such resignation. No later than 90 days following the secretary’s certification of the stockholder vote, the board of directors shall act on the tendered resignation, taking into account the Committee’s recommendation. The Committee’s recommendation and the board of directors’ decision with respect to a tendered resignation may include a range of alternatives, including acceptance of the resignation, rejection of the resignation or rejection of the resignation coupled with a commitment to seek to address and cure the reasons believed to underlie the “withhold” votes.
(c) The Committee in making its recommendation, and the board of directors in making its decision, whether to accept or reject such resignation may consider all factors deemed relevant to its consideration, including (without limitation) the reasons given by stockholders for their “withhold” votes, if known, the qualifications of the nominee and his or her contributions to the board of directors and the corporation (including, for example, the impact the director’s resignation would have on the corporation’s compliance with the requirements of the Securities and Exchange Commission and the New York Stock Exchange), and whether the director’s resignation is in the best interests of the corporation and its stockholders. Any director who tenders his or her resignation pursuant to this Section 10 shall not participate in the Committee’s recommendation or board decision regarding whether to accept his or her individual offer to resign (and, if all of the directors serving on the Committee are required to submit their resignations, then the full board of directors, excluding directors required to submit resignations, shall determine whether to accept or reject such resignations without a Committee recommendation).
(d) Promptly following the board’s decision whether to accept or reject a resignation tendered pursuant to this Section 10, the board shall promptly disclose its decision regarding whether to accept or reject such resignation in a Current Report on Form 8-K furnished to the Securities and Exchange Commission. If the board of directors rejects the tendered resignation, the board of directors’ disclosure shall include an explanation of the reasons for rejecting the tendered resignation.
(e) The board of directors shall nominate for election or re-election as director only a candidate who agrees to tender his or her resignation in accordance with this Section 10.
ARTICLE IV
OFFICERS
Section 1. The officers of the corporation shall be chief executive officer, president, vice president or vice presidents (the number thereof to be determined by the board of directors), secretary and treasurer and/or chief financial officer, each of whom shall be elected by the board of directors. The office of secretary and treasurer may be held by the same person. The board of directors may also elect such assistant officers as may be deemed necessary.
Section 2. The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each annual meeting of stockholders. Such officers so elected shall serve until the next meeting of the board of directors following the next annual meeting of stockholders, and until their successors have been elected and qualified.
A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.
The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the board of directors. In the absence of such provisions the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of like or similar corporations.
Section 3. The compensation of such officers shall be fixed from time to time by the board of directors.
ARTICLE V

COMMITTEES
Section 1. There shall be an executive committee and such other committees as the board of directors may from time to time constitute. All of said committees shall be selected by the board of directors from their number, and their duties shall be as set forth hereinafter and as prescribed by the board of directors.
Section 2. The executive committee shall consist of the chairman of the board of directors, the lead director, the chief executive officer of the corporation and three other members to be selected by the board of directors each of whom shall meet the New York Stock Exchange’s independence requirements for directors. In the event that the chairman of the board of directors and the chief executive officer of the corporation are the same person, or if there is no lead director because the chairman of the board of directors has assumed the powers and responsibilities of the lead director as provided in Section 5 of Article III hereof, then one additional director who meets the New York Stock Exchange’s independence requirements for directors shall serve on the executive committee. The executive committee shall have charge over all matters under the direction and control of the board of directors which may require attention at any time between regular meetings of said board of directors.
Section 3. Each committee shall have a chairman elected by the board of directors and a secretary elected from among itself who shall keep a record of the proceedings of each committee and the action of said committee. In case a secretary be not elected, the chairman of the committee shall keep such record. Each committee shall meet on the call of the chairman. The majority of the members of any of said committees shall constitute a quorum for the transaction of business by such committee, and in the event of the executive committee at least one of the members present at such meeting shall be a member of the committee who has been elected to said committee by the board of directors and is not serving ex officio.
Section 4. The board of directors may at any meeting adopt such resolutions restricting the power of committees as the board of directors may deem wise and prudent.
ARTICLE VI
CAPITAL STOCK
Section 1. Issuance of Shares. The shares of the capital stock of the corporation may be certificated or uncertificated. If shares are certificated, or at the request of a holder of uncertificated shares, the corporation shall cause to be issued to the holder of such shares one or more certificates in such form, not inconsistent with that required by the laws of the State of Mississippi and the corporation’s Articles of Incorporation, as shall be approved by the board of directors. Each such certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary, provided, however, that any or all of the signatures on the certificate may be facsimile. Each such certificate shall specify the number of shares represented by the certificate. If the stock of the corporation shall be divided into one or more classes or series, then the class and series of such shares, and the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class or series of such shares and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate (if any) that the corporation may issue to represent such class or series of shares; provided, however, that in lieu of the foregoing, there may be set forth on the face or back of such certificate (if any) that the corporation will furnish such information without charge to each stockholder who so requests.

The stock record books and the blank stock certificate books shall be kept by the secretary or at the office of such transfer agent or agents as the board of directors may from time to time determine. If any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the corporation, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder’s name and number of shares.
Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives and, in the case of shares represented by certificates, upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the corporation or a transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 3. Ownership of Shares. The corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the corporation as the holder in fact thereof for all proper corporate purposes, including the voting of the shares at a regular or special meeting of the stockholders and the issuance and payment of dividends on such shares. Accordingly, the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by the laws of the State of Mississippi.
Section 4. Lost or Stolen Certificates. The board of directors may determine the conditions upon which a new certificate of stock or uncertificated shares may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed. The board of directors may, in its discretion, require the owner of such certificate or such owner’s legal representative to give bond, with sufficient surety, to indemnify the corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate or uncertificated shares in the place of the certificate so lost, stolen or destroyed.
Section 5. Regulations Regarding Shares. The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates and uncertificated shares and, in the case of shares represented by certificates, the replacement of certificates.
ARTICLE VII
DIVIDENDS
Section 1. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and by its Articles of Incorporation.
ARTICLE VIII
SEAL

The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “CORPORATE SEAL”. The impression of said seal is made a part of these bylaws.
ARTICLE IX
INDEMNIFICATION
Section 1. Right of Indemnity. Whenever any director or officer of the corporation is made a party to any proceeding, including any derivative action in the right of the corporation, the Indemnitee shall be indemnified against liability and reasonable expenses, including attorney’s fees, incurred by the Indemnitee in connection with such proceeding, if the Indemnitee meets the requisite Standard of Conduct and such indemnification is not otherwise prohibited by the laws of the State of Mississippi or these Bylaws. For avoidance of doubt, an Indemnitee shall not be entitled to indemnification from the corporation under this Section 1 against any liability in a proceeding by the corporation (for purposes of this Section 1, a proceeding by the corporation shall not include derivative actions in the right of the corporation) against such Indemnitee.
Section 2. Standard of Conduct. An Indemnitee meets the Standard of Conduct if the Indemnitee conducted himself or herself in good faith and reasonably believed that (i) any conduct in the Indemnitee’s official capacity was in the best interests of the corporation, (ii) in all other cases, the Indemnitee’s conduct was at least not opposed to the best interests of the corporation, or (iii) in any criminal proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful. An Indemnitee’s conduct with respect to an employee benefit plan for a purpose the Indemnitee reasonably believes to be in the best interest of the participants in and beneficiaries of the plan is conduct that satisfies the Standard of Conduct.
The determination as to whether an Indemnitee has met the Standard of Conduct set forth herein shall be made as follows but is subject to court review as provided in Section 4:
A.    if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or
B.    by special legal counsel selected in the manner prescribed in Subsection A of this Section 2, or, if there are fewer than two (2) disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or
C.    by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.
Section 3. Prohibited Indemnification. Unless ordered by a court pursuant to Section 79-4-8.54(a)(3) of the Code, no indemnification shall be made in respect to any liability in connection with: (i) a proceeding in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the Indemnitee has met the relevant Standard of Conduct set out above; or (ii) any proceeding with respect to conduct for which the Indemnitee was adjudged liable on the basis that the Indemnitee received a financial benefit to which the Indemnitee was not entitled, whether or not involving action in the Indemnitee’s official capacity.

Section 4. Court Ordered Advance of Expenses and Indemnification. An Indemnitee who is a party to a proceeding may apply to the court conducting the proceeding, or to another court of competent jurisdiction, for indemnification or an advance for expenses. After receipt of such an application, and after giving any notice it considers necessary, the court shall:
A.    order indemnification if the court determines that the Indemnitee is entitled to mandatory indemnification under Section 79-4-8.52 of the Code;
B.    order indemnification or advance for expenses if the court determines that the Indemnitee is entitled to indemnification or advance for expenses pursuant to Section 1 of this Article IX;
C.    order indemnification or advance for expenses, if the court determines that, in view of all the relevant circumstances, it is fair and reasonable to indemnify such Indemnitee or to advance expenses to such Indemnitee, even if such Indemnitee has not met the Standard of Conduct, failed to comply with Section 79-4-8.53 of the Code or was adjudged liable in a proceeding referred to in Subsection 79-4-8.51(d)(1) or (d)(2) of the Code, but if such Indemnitee was adjudged so liable his or her indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.
If the court determines that the Indemnitee is entitled to indemnification under Subsection A of this Section 4, or to indemnification or advance for expenses under Subsection B of this Section 4, the court shall also order the corporation to pay the Indemnitee’s reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the Indemnitee is entitled to indemnification or advance for expenses under Subsection C of this Section 4, the court may also order the corporation to pay the Indemnitee’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.
Section 5. Mandatory Indemnification. Notwithstanding anything to the contrary in this Article IX, the corporation shall indemnify an Indemnitee who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the Indemnitee was a party because the Indemnitee was a director or officer of the corporation against reasonable expenses incurred by the Indemnitee in connection with the proceeding.
Section 6. Advance for Expenses. The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by an Indemnitee who is a party to a proceeding (excluding a proceeding by the corporation. The exclusion shall not include derivative actions in the right of the corporation against an Indemnitee) if (i) the Indemnitee furnishes the corporation a signed written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the relevant Standard of Conduct for indemnification and (ii) the Indemnitee furnishes the corporation a signed written undertaking to repay any funds advanced if the Indemnitee is not entitled to indemnification under Section 5 above and it is ultimately determined that the Indemnitee has not met the relevant Standard of Conduct. The written undertaking must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the Indemnitee to make repayment.
Authorization of an advance for expenses under this Section 6 shall be made as follows but is subject to court review as provided in Section 4:
A.    if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or
B.    if there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with Section 79-4-8.24(c) of the Code, in which authorization directors who do not qualify as disinterested directors may participate; or
C.    by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.
For avoidance of doubt, an Indemnitee shall not be entitled to an advance of funds to pay for the reasonable expenses incurred by a Indemnitee in a proceeding brought by the corporation against such Indemnitee.
Section 7. Right of Corporation to Insure. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, serves or served at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify or advance expenses to such person under the provisions of this Article or under the provisions of Mississippi law.
Section 8. Limitations. All indemnification and insurance provisions contained in this Article IX are subject to the limitations and prohibitions imposed by federal law including, without limitation, the Securities Act of 1933, as amended, and the Federal Deposit Insurance Act, as amended, and any implementing regulations concerning indemnification.
Section 9. Provision for Payment. The corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IX.
Section 10. Changes. No revocation of, change in, or adoption of any resolution or provision in the Articles of Incorporation or bylaws of the corporation inconsistent with this Article IX shall adversely affect the rights of any director or officer with respect to (i) any proceeding commenced or threatened prior to such revocation, change or adoption or (ii) any proceeding arising out of any act or omission occurring prior to such revocation, change or adoption, in either case, without the written consent of such director or officer.
Section 11. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 12. Employees and Agents. The corporation may grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of the corporation to the fullest extent of the provisions of this Article IX with respect to indemnification and advancement of expenses of directors and officers of the corporation.
Section 13. Enforcement. The rights to indemnification and to the advancement or reimbursement of expenses conferred in this Article IX, as limited by Section 8 hereof, shall be contract rights. If a claim for indemnification or advancement or reimbursement of expenses pursuant to this Article IX is not paid in full by the corporation within 60 days after written demand has been received by the corporation, except in the case of a claim for advancement or reimbursement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expenses of prosecuting and defending such suit. In (i) any suit brought by the Indemnitee to enforce the right to indemnification hereunder (or a suit brought by the Indemnitee to enforce a right to an advancement or reimbursement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the relevant Standard of Conduct. Neither the failure of the corporation (including its board of directors or independent legal counsel) to have made determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the relevant Standard of Conduct set forth herein, nor an actual determination by the corporation (including its board of directors or independent legal counsel) that the Indemnitee has not met such Standard of Conduct, shall create a presumption that the Indemnitee has not met the relevant Standard of Conduct or, in case of a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement or reimbursement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement or reimbursement of expenses, under this Article IX or otherwise shall be on the corporation.
Section 14. Non-exclusive Remedy. The rights to indemnification and to advancement or reimbursement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
Section 15. Definition of Terms. Unless otherwise specifically provided:
“Code” means the Mississippi Code of 1972, as amended.
“Director” or “officer” means an individual who is or was a director or officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another domestic or foreign corporation, non-profit corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other entity. A director or officer is also considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. The term “director” shall also include emeritus directors and advisory directors of the corporation, any person serving as a director, emeritus director or advisory director of Renasant Bank and any person serving as a member of a state, regional or community advisory board of Renasant Bank. “Director” or “officer” includes, unless the context requires otherwise, the estate, heirs, legatees, devisees, executors, administrators and personal representatives of a director or officer. “Directors” and “officers” are sometimes referred to herein individually as an “Indemnitee”.
“Disinterested director” means a director who, at the time of a vote referred to in this Article IX or a vote or selection referred to in this Article IX is not (i) a party to the proceeding or (ii) an individual having a familial, financial, professional or employment relationship with the director or officer whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.
“Expenses” shall mean reasonable expenses of any kind that are incurred in connection with a proceeding, including, without limitation, reasonable attorneys’ fees, court costs and investigative expenses.
“Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), interest, other monetary obligations or reasonable expenses (as defined herein) incurred with respect to a proceeding.
“Official capacity” means: (i) when used with respect to a director, the office of director in the corporation and (ii) when used with respect to an officer, the office in the corporation held by an officer. “Official capacity” does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan or other entity.
“Party” means an individual who was, is, or is threatened to be made a defendant or responded in a proceeding.
“Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.
ARTICLE X
AMENDMENTS
Section 1. The bylaws may be altered, amended, or repealed by majority vote of the board of directors of the corporation.